Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

TrustCo to Release Third Quarter
Results on October 21, 2013;
Conference Call on October 22, 2013

FOR IMMEDIATE RELEASE:

Glenville, New York –October 15, 2013

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced that it will release third quarter results after the market close on October 21, 2013.  Results are released on the 21st of the reporting months (January, April, July and October), or on the next day that equity markets are open if the 21st falls on a weekend or holiday.  A conference call to discuss the results will be held at 9:00 a.m. Eastern Time on October 22, 2013.  Those wishing to participate in the call may dial toll-free 1-888-317-6016.  International callers must dial + 1-412-317-6016.   A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10035171.

The call will also be audio webcast at: http://services.choruscall.com/links/trst131022.html, and will be available for one year.  The earnings press release will be posted on the Company’s Investor Relations website at: http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=100465.  Other information, including the Company’s most recent annual report, proxy statement and filings with the Securities and Exchange Commission can also be found at this website.

TrustCo Bank Corp NY is a $4.4 billion savings and loan holding company and through its subsidiary, Trustco Bank, operates 138 offices in New York, New Jersey, Vermont, Massachusetts, and Florida.  For more information, visit www.trustcobank.com.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services.

The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” may include statements regarding future events or performance and statements regarding TrustCo’s ability to offer and sell securities under its shelf registration statement. Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement: credit risk, the effects of and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rates, market and monetary fluctuations, competition, the effect of changes in financial services laws and regulations (including laws concerning taxation, banking and securities), real estate and collateral values, changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board (“FASB”) or the Public Company Accounting Oversight Board; changes in local market areas and general business and economic trends and the matters described under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2012, as amended, and in our subsequent securities filings.